[GRAPHIC OMITTED]
                                                               COMMERCE BANCORP

                                    CONTACTS
                                    --------


                    Vernon W. Hill, II C. Edward Jordan, Jr.
                 Chairman and President Executive Vice President

                                 (856) 751-9000




                      COMMERCE BANCORP NET INCOME UP 42% --
                     THIRD QUARTER DEPOSITS UP $2.2 BILLION

         October 12, 2004 -- Cherry Hill, New Jersey -- Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record earnings and increased deposits, assets and loans for the third quarter of 2004, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.

================================================================================
                       THIRD QUARTER FINANCIAL HIGHLIGHTS
                       ----------------------------------
                               September 30, 2004

                                                               Increase %
                                                               ----------
     *  Total Assets:             $28.4           Billion         33%
     *  Total Deposits:           $26.2           Billion         34%
     *  Total (Net) Loans:         $8.8           Billion         31%

     *  Total Revenues:          $364.5           Million         31%
     *  Net Income:               $70.1           Million         42%
     *  Net Income Per Share:     $ .84                           25%

Chairman's Statement
--------------------

         Vernon W. Hill, II, Chairman, commenting on the Company's financial results said, " the unique Commerce business model continues to produce strong top-line revenue growth. Strong deposit growth and positive operating leverage produced another record quarter of performance." Financial highlights were:

     o    Net  income  increased  42% for the  third  quarter  of 2004 to  $70.1 million.

     o    Earnings per share rose 25% for the third quarter.

     o    Revenue growth of 31% exceeded expense growth of 25%.

     o Net interest income grew 36% during the third quarter. The net interest margin for the third quarter remained at 4.29%, consistent with the second quarter.

     o Core deposits grew 35% for the prior 12 months, despite a 3% decrease in time deposits. Core deposit growth was $2.0 billion during the third quarter of 2004 and $5.3 billion for the first nine months of 2004.

     o    Annualized deposit growth per branch was $ 26 million.

     o    Comparable   store   deposits  grew  21%.   Excluding  time  deposits,
          comparable store deposits grew 27%.

     o    Stockholders' equity increased 26% to $1.5 billion.

     o The Company opened 8 new branch offices in the third quarter, increasing our total to 297, in the following areas:

                            Metropolitan New York                  7
                            Metropolitan Philadelphia              1
                                                                -------
                                                                   8

     o The Company will open 23 branches in the fourth quarter, which will enable us to meet our target of opening 50 branches for the year and totaling 320 branches by year end.

     o The Company expects to meet or exceed the current First Call E.P.S. consensus projections of $.86 for the fourth quarter and $3.24 for 2004.



Income Statement
----------------

                                      Three Months Ended                          Nine Months Ended
                                        September 30                                September 30
                             ---------------------------------------------------------------------------------
                                2004          2003        % Increase       2004         2003       % Increase
                             ---------------------------------------------------------------------------------

                                                (dollars in thousands, except per share data)

Total Revenues:             $  364,495    $  279,267         31%       $1,017,963    $  785,336         30%
Total Expenses:                247,162       197,312         25           685,667       557,111         23

Net Income:                     70,090        49,474         42           198,300       137,681         44

Net Income Per Share:       $      .84    $      .67         25%       $     2.38    $     1.90         25%



Balance Sheet
-------------
                                                                                             Linked Quarter
                                                                                             ---------------
                               9/30/04       9/30/03     % Increase        6/30/04        $ Increase    % Increase
                             -------------------------------------------------------------------------------------
                                                                (dollars in millions)

Total Assets:                  $28,431        $21,359        33%           $26,739          $1,692        6%
Total Loans (Net):               8,779          6,720        31              8,206             573        7
Core Deposits:                  25,109         18,596        35             23,109           2,000        9
Total Deposits:                 26,242         19,555        34             24,062           2,180        9




Shareholder Returns
-------------------

                                           September 30, 2004
                                           ------------------
                                Commerce                      S & P Index
                                ---------                     ------------
   1 year                            17%                          14%
   5 years                           25%                          -1%
  10 years                           27%                          11%

Growth Targets
--------------

                                             Last 5-Year            Actual %
                            Growth Targets     Growth %       Third quarter 2004
                            --------------   -----------      ------------------
     Total Deposits:             25%             39%                   34%
     Comp Store Deposits:        18              23                    21
     Total Revenue:              25              33                    31

     Net Income:                 25              35                    42
     Earnings Per Share:         20              27                    25

Total Deposits

         The Company's deposit growth continues with total deposits at September 30, 2004 of $26.2 billion, a $6.7 billion increase or 34% over total deposits of $19.6 billion a year ago, including $2.2 billion of growth in the third quarter.


                                            9/30/04           9/30/03      $ Increase     %Increase
                                            -------           -------      ----------     ---------
                                                               (dollars in millions)

                  Core Deposits             $25,109          $18,596         $6,513         35%
                  Total Deposits            $26,242          $19,555         $6,687         34%


Regional Deposit Growth
-----------------------

         Deposit growth by region is as follows:

                             # of                                      $            %          Annualized
                           Offices      9/30/04      9/30/03      Increase      Increase     Growth/Branch
                           -------      -------      -------      --------      --------     -------------
                                                        (dollars in millions)

Northern New Jersey           108      $ 8,767      $ 6,990         $ 1,777           25%      $    20
New York City                  34        2,783        1,260           1,523          121            55
Long Island/NY State           20        2,080          888           1,192          134            75
                           -------      -------      -------       --------       --------     --------
Metro New York                162      $13,630      $ 9,138         $ 4,492           49%      $    34

Metro Philadelphia            135      $12,612       10,417           2,195           21            15
                           -------      -------      -------       --------       --------     --------
         Total                297      $26,242      $19,555         $ 6,687           34%      $    26


Comparable Store Deposit Growth
-------------------------------

         Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for branches open two years or more at the balance sheet date. Additional information is provided below for branches opened one year or more at the balance sheet date.

         At September 30, 2004 the Company had 54 branches in New York State. Of these branches, 11 are included in the comparable store growth for branches open 2 years or more and 34 are included in the comparable store growth for branches open one year or more at the balance sheet date.




                                                Stores Open 2                           Stores Open 1
                                                Years or More                            Year or More
                                         --------------------------                ------------------------
                                          # of            Comp Store                # of         Comp Store
                                         Stores            Increase                Stores         Increase
                                         ------            --------               -------        ----------

   Metro Philadelphia                        114              16%                    128               18%
   Northern New Jersey                        78              20                      95               27
   New York City                               7              42                      20               79
   Long Island/NY State                        4              78                      14              116
                                         ---------          --------               -------        ----------
      Total                                  203              21%                    257               30%



         Excluding time deposits, which include the Company's highest deposit cost of funds, comparable store deposit growth for branches open two years or more was 27%.

Core Deposits
-------------

   Core deposit growth by type of account is as follows:



                                                                 3rd Quarter
                                                                   Cost of         Annual
                                      9/30/04      9/30/03         Funds           Growth %
                                     --------      -------       -----------       --------
                                                     (dollars in millions)

   Demand                           $  6,047       $ 4,323            .00%           40%
   Interest Bearing Demand            10,887         7,623            .95            43
   Savings                             5,765         4,175            .82            38
                                     -------       -------          -------        -------
        Subtotal                      22,699        16,121            .67%           41%


   Time                                2,410         2,475           1.82            -3
                                     -------       -------          -------        -------
        Total Core Deposits:         $25,109       $18,596            .78%           35%





         Core deposit growth by type of customer is as follows:

                                                                             Annual       Comp Store
                      9/30/04      % Total      9/30/03        % Total       Growth %       Growth %
                      -------      -------      -------        -------       --------       --------
                                                      (dollars in millions)

Consumer               $11,388          45%      $9,123             49%         25%           13%
Commercial               8,989          36        6,610             36          36            22
Government               4,732          19        2,863             15          65            42
                      -------      -------      -------        -------       --------       --------
         Total         $25,109         100%     $18,596            100%         35%           21%



         Core deposits, excluding government deposits, grew $4.6 billion or 30% over the year ago period.

Government Core Deposits
------------------------

         Government core deposits by state are as follows:

                                        # of                                   Growth
                                   Relationships          9/30/04               Rate          % Total
                                   -------------          -------               ----          -------
                                                     (dollars in millions)
              New Jersey                 635                $2,837                42%             60%
              Pennsylvania                94                 1,134                76              24
              New York                   188                   761               234              16
                                   -------------          -------               -----          -------
                   Total                 917                $4,732                65%            100%




         In the third quarter, the Company established 46 new government cash management relationships.

Net Income and Earnings Per Share
----------------------------------

         Net income totaled $70.1 million for the third quarter of 2004, up $20.6 million or 42% over net income of $49.5 million for the third quarter of 2003.

         On a diluted per share basis, net income for the third quarter was $.84 compared to $.67 for the third quarter of 2003, a 25% increase, despite the addition of 5.0 million shares from the Company's secondary offering in September 2003, and 3.8 million shares assuming conversion of the Trust Capital Securities.



                                 Three Months Ended                              Nine Months Ended
                                 ------------------                              -----------------
                            9/30/04     9/30/03     % Increase              9/30/04         9/30/03     % Increase
                            -------     -------     ----------              -------         -------     ----------
                                            (dollars in thousands, except per share data)

Net Income                  $70,090       $49,474         42%                   $198,300       $137,681         44%

Earnings Per Share             $.84          $.67         25%                      $2.38          $1.90         25%




         For the first nine months of 2004, net income totaled $198.3 million, up $60.6 million or 44% over net income of $137.7 million for the first nine months of 2003.

         On a diluted per share basis, net income for the first nine months of 2004 was $2.38 compared to $1.90 for the first nine months of 2003, a 25% increase.


Total Revenues
--------------


                                    Three Months Ended                                  Nine Months Ended
                            9/30/04     9/30/03     % Increase              9/30/04         9/30/03     % Increase
                            -------     -------     ----------              -------         -------     ----------
                                                (dollars in thousands, except per share data)

Total Revenues               $364,495     $279,267        31%                $1,017,963        $785,336     30%
Revenue Per Share            $  17.73     $  15.11        17%                $    16.52        $  14.42     15%



Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income for the third quarter totaled $264.4 million, a 36% increase over the $194.1 million recorded a year ago. For the first nine months of 2004, the Company recorded net interest income of $739.3 million, a 37% increase over the $540.7 million earned in the first nine months of 2003. The increase in net interest income in both the quarter and first nine months was due to the volume increases in interest earning assets resulting from the Company's strong, low-cost core deposit growth.

         The net interest margin for the third quarter of 2004 was 4.29%, consistent with the margin in the second quarter of 2004, and up 8 basis points from the 4.21% margin for the third quarter of 2003.

         On a tax equivalent basis, the Company recorded $268.9 million in net interest income in the third quarter of 2004, an increase of $70.9 million or 36% over the third quarter of 2003. Net interest income on a tax equivalent basis of $752.5 million was earned in the first nine months of 2004, an increase of $200.1 million or 36% over the first nine months of 2003.

Net Interest Income and Rate/Volume Analysis
--------------------------------------------

         As shown below, the increase in net interest income was due to volume increases in the Company's earning assets, which were fueled by the Company's continued growth of low-cost core deposits.


                                        Net Interest Income
                      ------------------------------------------------------
   September           Volume         Rate             Total            %
 2004 vs. 2003        Increase        Change         Increase       Increase
 -------------        --------        ------         ---------      --------
                         (dollars in thousands)

Quarter               $ 71,018        ($   167)       $ 70,851         36%
First Nine Months     $213,027        ($12,976)       $200,051         36%

Non-Interest Income
-------------------

         Non-interest income for the third quarter of 2004 increased to $100.1 million from $85.2 million a year ago, an 18% increase, which is primarily attributable to the increase in deposit charges and service fees of 38%. On a linked quarter basis, non-interest income increased 8%, primarily due to increased deposit charges and service fees.

         The growth in non-interest income for the third quarter and the first nine months is more fully depicted below:





                                               Three Months Ended                         Nine Months Ended
                                         9/30/04     9/30/03    % Increase          9/30/04      9/30/03    % Increase
                                         --------    -------     ---------          -------      -------    ----------
                                                                        (dollars in thousands)

Deposit Charges & Service Fees           $ 57,081    $ 41,500        38%           $155,279      $115,107       35%
Other Operating Income:
   Commerce Insurance                      19,178      17,623         9              56,084        50,868       10
   Commerce Capital Markets                 8,268       9,138       (10)             24,617        28,836      (15)
   Loan Brokerage Fees                      3,027       7,073       (57)              9,805        22,541      (57)
   Other                                   11,616       8,142        43              30,833        24,479       26
                                         --------     -------     ---------          -------      -------    -------

     Total Other Operating Income          42,089      41,976      --               121,339       126,724       (4)
Net Investment Securities Gains               943       1,682       (44)              2,002         2,763      (28)
                                         --------     -------     ---------          -------      -------    -------
Total Non-Interest Income                $100,113    $ 85,158        18%           $278,620      $244,594       14%



Non- Interest Expenses
----------------------

         Non-interest expenses for the third quarter of 2004 were $247.2 million, up 25% from $197.3 million a year ago.

         The Company continued to experience positive operating leverage in the third quarter, as revenue growth of 31% exceeded non-interest expense growth of 25%. In the third quarter, the Company recorded non-recurring expenses of $1.3 million related to Commerce Capital Market's exit from the negotiated public finance underwriting business.

Lending
-------

         Loans increased 31% to $8.9 billion from the third quarter of 2003, and the growth was widespread throughout all loan categories.

         The Company's primary strength is in building customer relationships and growing market share in deposits, loans, and related services. Consumer and small business loan growth is directly related to the Company's significant increase in branch locations, market expansion and added lending personnel.


         Geographically, loan growth has occurred in the following markets:



                                                                         Portfolio Geographical Growth
                                                                         -----------------------------
                                   9/30/04           9/30/03         Growth Rate     % of Total Growth
                                   -------           -------         -----------     -----------------
                                                             (dollars in millions)

Metro Philadelphia                  $5,377            $4,383            23%                48%
Northern New Jersey                  2,605             2,058            27                 26
New York/Long Island                   929               383           143                 26
                                   -------            -------        -------            -------
                  Total:            $8,911            $6,824            31%               100%



                                                                Loan Composition
                                                                ----------------
                                   9/30/04       % of Total       9/30/03       % of Total     $ Increase     %Increase
                                   -------       ----------       -------       ----------     ----------     ---------
                                                              (dollars in millions)

Commercial                         $ 2,291          26%           $ 1,729          25%          $   562         32%
Owner-Occupied                       1,913          21%             1,536          23%              377         25%
                                   -------       -------          -------        -------        -------        -------
Total Commercial                     4,204          47%             3,265          48%              939         29%

Consumer                             3,133          35%             2,345          34%              788         34%
Commercial Real Estate               1,574          18%             1,214          18%              360         30%
                                   -------       -------          -------        -------        -------        -------
     Gross Loans                   $ 8,911         100%           $ 6,824         100%          $ 2,087
     Less: Reserves                   (132)                          (104)                          (28)
     Net Loans                     $ 8,779                        $ 6,720                       $ 2,059         31%






Asset Quality
-------------
                                                                      Quarter Ended
                                                 9/30/04            6/30/04       12/31/03       9/30/03
                                                 -------            -------       --------       -------

         Non-Performing Assets/Assets               .14%              .11%           .11%            .12%
         Net Loan Charge-Offs                       .18%              .17%           .13%            .18%
         Loan Loss Reserve/ Gross Loans            1.48%             1.50%          1.51%           1.52%
         Non-Performing Loan Coverage                353%             419%           515%            449%
         Non-Performing Assets/Capital                 2%               2%             2%              2%
              and Reserves


         Non-performing assets and loans past due 90 days at September 30, 2004 totaled $38.9 million or .14% of total assets, versus $25.4 million, or .12% of total assets a year ago.

Investments
-----------

         At September 30, 2004, total investments increased to $16.8 billion. The available for sale and held to maturity portfolios totaled $12.7 and $4.1 billion, respectively.

         The portfolio is comprised primarily of high quality U.S. Government agency and mortgage-backed obligations. The yield on the total portfolio was 4.81% at September 30, 2004. Detailed below is information regarding the composition and characteristics of the Company's investment portfolio, excluding trading securities, as of September 30, 2004.



                                                                     Average      Average      Average     Average
Product Description                                  Amount           Yield      Book Price   Duration     Life
-------------------                                  ------           -----      ----------   --------     ----
                                                  (in millions)                                    (in years)
Mortgage-backed Securities:

Federal Agencies Pass Through                        $ 4,032           5.01%     $   101.20    3.67        4.52
Certificates (AAA Rated)

     Collateralized Mortgage                          11,315           4.86          100.85    3.16        3.78
                  Obligations (AAA Rated)

Obligations of State and
Political Subdivisions/Other                           1,426           3.77          100.26    4.53        5.18


                      Total                          $16,773           4.81%     $   100.89    3.40        4.07



         With the decrease in long-term interest rates during the third quarter, the duration of the available for sale portfolio decreased to 3.31 years at September 30, 2004 from 4.07 years at June 30, 2004. The after-tax appreciation in the Company's available for sale portfolio was $12.7 million at September 30, 2004.

Linked Quarter Comparison
-------------------------

         A comparison of financial results for the quarter ended September 30, 2004 to the previous quarter ended June 30, 2004 is as follows: (dollars in thousands, except per share data)



                                     Three Months Ended                      Linked Quarter
                                     ------------------                      --------------
                                   9/30/04         6/30/04         $ Increase     % Increase
                               -----------      ----------        -----------     ----------
Total Assets                   $28,431,481      $26,738,671       $ 1,692,810           6%
Total Loans (Net)                8,779,438        8,205,768           573,670           7
Core Deposits                   25,108,705       23,108,553         2,000,152           9
Total Deposits                  26,241,632       24,061,748         2,179,884           9
Total Revenues                     364,495          337,024            27,471           8
     Net Interest Income           264,382          244,749            19,633           8
     Non-Interest Income           100,113           92,275             7,838           8
Non-Interest Expense               247,162          226,255            20,907           9
Net Income                          70,090           66,235             3,855           6
Net Income Per Share           $       .84      $       .79       $       .05           6



Capital Resources
-----------------

         Stockholders' equity at September 30, 2004 increased to $1.5 billion, a $315.1 million increase, or 26% over stockholders' equity of $1.2 billion at September 30, 2003.

         As of April 1, 2004 each of the outstanding Convertible Trust Capital Securities became convertible into 0.9478 shares of the Company's common stock.

         Return on average stockholders' equity (ROE) for the third quarter and nine months ending September 30, 2004 is shown in the table below:

                             Return On Equity
                             ----------------
          Three  Months Ended                Nine  Months Ended
          -------------------                ------------------
      9/30/04        9/30/03                 9/30/04           9/30/03
      -------        -------                 -------           -------
       18.97%         21.17%                   18.90%           18.97%

         The Company's capital ratios at September 30, 2004 were as follows:

                                                         Regulatory Guidelines
                                Commerce                   "Well Capitalized"
                                --------                 ---------------------
  Leverage Ratio                   6.30%                           5.00%
          Tier I                  12.42                            6.00%
   Total Capital                  13.39                           10.00%

Retail Activities
-----------------

         "America's Most Convenient Bank" continued its unique retail focus by offering the best in community branch banking and on-line banking. The Company's continued deposit growth consists of growth in "same-store" (existing branch) sales and increased deposits from newly opened branches.

     o    "Same Store Sales"

     o "Same-store core deposit growth" at September 30, 2004 was 21% compared to the same period a year ago. Excluding time deposits, comparable store deposits grew 27%.


     o    New Branch Offices

              During the third quarter of 2004, the Company opened 8 new branch offices, increasing the total offices opened to 297. During the last three years, the Company has opened 130 of its 297 branches.

              Branches opened during the third quarter were as follows:


                  Metropolitan New York
                  ---------------------

                           Location                                  County
                           --------                                  ------
                           36th & 7th                           Manhattan (NY)
                           Bethpage                             Nassau (NY)
                           Edison/Oaktree                       Middlesex (NJ)
                           Fordham Road                         Bronx (NY)
                           Forest Hills                         Queens (NY)
                           Hoboken                              Hudson (NJ)
                           Suffern                              Rockland (NY)


                  Metropolitan Philadelphia
                  -------------------------

                           Location                                  County
                           --------                                  ------
                           Limestone                            New Castle (DE)


     o    Commerce Online

                  Commerce continued its leading role in on-line banking by increasing its penetration rate to 41%, which is one of the highest in America.

Forward-Looking Statements
--------------------------

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

         The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.






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